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                                                              EXHIBIT 10(A)(II)




MSCM NO. 02
CODE:




                                MORTGAGE CONTRACT




Mortgagee:  Merchants Bank Shenyang Branch

Mortgagor:  Shenyang Haitong House Properties Development
            Co. Ltd.







MORTGAGEE: Merchants Bank Shenyang Branch (hereinafter referred to as Party
A)
LEGAL REPRESENTATIVE: Sun Peipan
POST: President
ADDRESS: Shiyiwei Road, Heping District

MORTGAGOR: Shenyang Haitong House Properties Development Co., Ltd. (hereinafter referred to as Party B)
LEGAL REPRESENTATIVE: Lee ShouZheng
POST: Board Chairman
ADDRESS: 386, Qingnian Street, Heping District


Due to:

1. The Party B (who is the borrower mentioned in the following text) applies to the Party A for 25,800,000 yuan RBM loan. The Party A agreed to provide this loan. Therefore, both parties signed a loan contract No. and Date (that is called loan contract in short in the following text).
2. Shenyang Haitong House Properties Development Co. Ltd. (which is called borrower in the following text) applied to the Party A for loan. The Party A agreed to provide this loan. Therefore, both parties signed a loan contract No. and Date (which is called loan contract in short in the following text).

To assure the principal and interest and all other relevant fees could be compensated completely, the Party B would like to take its own property or the property of which the Party B have the right to dispose legally as security.

Through the examination of the Party A, the Party A accepted the Party B's own property and the property of which the Party B have the right to dispose legally as security. According to relevant rules of law, the first and second parties consult with each other, and come to an agreement in the following items, and conclude and sign this contract:

Article 1:  The security that the Party B mortgaged
1.    Name:
2.    Quantity or area: 8,516.89m2
3.    The buying price:


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4.   The assessing price and the rate of mortgage:
     5,182yuanX8,516.89m=44,134,524yuan
5.   Address: No.386 Qingnian St Heping District Shenyang China.
6.   Time limit of use: long term
7.   The origin of ownership: self-own
8.   The attestation of ownership: No.00455 of House Properties Certification


Article 2: The range of mortgage and guarantee
The mortgage and guarantee range of this contract includes not less than the principal, interest, fine, insurance premium, and the fees to realize hypothec under the items of this loan contract.

Article 3: The storage and responsibility of the security and its ownership warrant
1. The security should be taken care of by the Party B or his agent during the mortgage. The Party B or his agent should keep the security properly. In the period of mortgage, the Party B is responsible for the repair, maintenance and assuring that the security is well preserved, and he need subject to supervision by the Party A at any moment.

      The mortgage term is from the date of the contract going into effect to the date when the principal, interest, and all corresponding fees are fully repaid.
     2. During the mortgage, if the activities of the Party B reduces the value of the security, the Party A are entitled to ask the Party B stop doing it. When the value of the security is reduced, the Party A has the right to request the Party B to recover the value of security or afford new security that the Party A ratifies. The Party B should bear all the payment to recover the security or affirm new security.
     3. During the mortgage, the Party B should send the ownership warrant of the security to the Party A, the ownership warrant of the security should be in safekeeping by the Party A. If it is not kept properly and the ownership warrant is destroyed, the Party A should bear the responsibility to get a new ownership warrant and payment.

Article 4: The registration of the security
1. If the security need to be registered legally, the first and second parties should do it in corresponding offices with holding the contract and loan contract and relevant materials in 15 days after this contract is concluded


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     and signed.
2. If the security under this contract need not be registered lawfully, and the first and second parties would like to do it, they should register the security in the Party B's local notary office or registration management office with holding the contract and relevant materials in 15 days after this contract is concluded and signed.

Article 5: Insurance
According to the request of the Party A, the Party B should appoint the Party A as the first beneficiary and insures sufficient property in the insurance company the Party A appointed. The Party A would hold the insurance policy. Insurance term must be longer than the time limit of loan. If the term of loan under loan contract is prolonged, the Party B must extend the term of insurance.

If the insured suffer loss, the Party A is entitled to recall principal and interest of loan and other fees from the insurance compensation first.

If the Party B does not insure the security, or does not extend insurance term that should be prolonged, the Party A has the right to do it instead of the Party B. The Party B should pay the relevant fees.

Article 6: The restriction to the disposal of security during mortgage: In the course of mortgage, the Party B can't transfer the security under this contract through selling, exchanging and presenting. If the Party B need to transfer the security under this contract necessarily, he can do it, but he must comfort to the terms as follows:

1.1 The Party B must inform the Party A in written form and apprize the assignee the situation that the transferring property has been mortgaged. If the Party B didn't inform the Party A or didn't apprize the assignee, the transferring behavior is invalid.
1.2 If the Party B transfer the security at the price that is so lower than its value that it is not enough to compensate the principal and interest and other fees under this contract, the Party A is entitled to ask the Party B provide relevant sufficient mortgage property. If the Party B don't provide, he can't transfer the security.
1.3 The Party B must transfer the money that the Party B obtains by conveying the security to the Party A's savings account completely, which will be used to compensate the principal and interest of the loan and other fees.
1.4 After the Party B transferred the money obtained by conveying the security to the Party A's savings account, the Party A could help the Party B with writing off the registration of the security, and send the


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       ownership warrant back to the Party B.

Without the agreement of the Party A in written form, the Party B can't transfer, rent, re-mortgage, or transact the security under this contract in any other improper manner.

Article 7: The Party B bears the relevant fees of insurance, notarization, registration, transportation and keeping of the security under this contract.

Article 8: After the contract goes into effect, without the agreement of the other side, any party can't modify or discharge this contract. If the contract need to be modified or discharged, the two parties should come to an agreement in written form through consulting with each other. Before the agreement is reached, provision of this contract is still in effect.

Article 9: In the period of validity of this contract, if merger or separation occur in the Party B, the responsibility described in this contract should be undertaken by the company having been altered or respectively. If the Party B is announced to be dismissed or bankrupt, the Party A has the right to dispose of the security property preferentially.

Article 10: The Party A can dispose of security, if any of the situations as follows occur:
1. When the term of loan prescribed in the contract expires, the borrower can't repay the principal and interest, or when the extended term of loan expires, the borrower still can't repay principal and interest;
2. The borrower disobeys relevant laws or breaches loan contract, and lead to the situation that the Party A recall part or full of the loan ahead;
3.   The borrower died and there is not heritor or devisee;
4. The heritor or devisee of the borrower gives up inheriting or don't accept bequeath, and refuse fulfilling the responsibility of repaying principal and interest of the loan;
5.   The borrower is announced to be dismissed or bankrupt;
6. there occurred some situation which jeopardizes the possibility of the realization of the Party A's creditor's rights;

Article 11:  Duty of breaching faith:
1. With breaching the sixth provision, if the Party B disposes of security, the activity is invalid. The Party A is entitled to request the Party B stop


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     damaging the Party A's hypothec immediately. In the light of actual situation, the Party A could ask the Party B provide other security which the Party A could accept, or dispose of the security ahead in terms of laws and this contract;
2. If the Party B damages the Party A's economic benefit because of concealing the situation of co-ownership, controversy, being sealed up, being detained, or having been mortgaged, the Party B must bear corresponding compensation duty;
3. Any of the two parties damages the other's economic benefit because of breaching the eighth provision, it should pay the other fine that is __ percent of principal and interest of the loan under this contract.

Article 12: When the loan contract expires, if the Party B can't repay the principal and interest and other fees, with the Party A claiming hypothec, the security is sealed up or detained by court of people. From the time of sealing up and detaining, the Party A has the right to charge interest separated from the security and the legal interest that the Party B charged from the security.

Article 13: The implementation of hypothec:
1. When any situation prescribed in the tenth provision occur, hypothec could be implemented as follows: i. The first and second parties come to an agreement to auction, sell security or convert it into money; ii. Disposing of security in terms of the procedure of law.

2. The Party A can share preferentially the money that is obtained by disposing of security in above-mentioned manners. The surplus that is the obtained money above the sum of principal, interest and other fees belong to the Party B. The Party A can demand the deficient.

Article 14: The extermination of hypothec
When the borrower repays the principal and interest in time or ahead in the light of term prescribed in contract, hypothec exterminates automatically. The Party A should send the Party B's ownership warrant, attestation and insurance policy kept by him back to the Party B. The Party A assists the Party B to write off the registration of security.

Article 15: The settlement of the dispute


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Both parties should settle their dispute that occur in the period of the term of the contract by consulting with each other. If the dispute is not resolvable, each one of them can:
1.      Go to          to sue the other. Or
2.      Go to         of mediators to arbitrate the dispute.

Article 16: The mortgage contract's going into effect:
1. If the security under this contract need to be registered legally, the contract will come into force when the security is registered and the first and second parties sign and affix their common seal. The contract will lose efficacy after the principal and interest and other relevant fees are repaid.
2. If the security under this contract need not be registered lawfully, the contract will come into force when the first and second parties sign and affix their common seal. It will lose efficacy after the principal and interest and other relevance fees are repaid.

Article 17: Other complementary items:

Article 18: This contract consists of four duplicates. The Party A, the Party B, department, and registration office hold one of them respectively.



THE PARTY A:
Merchant Bank Shenyang Branch (Seal)
Authorized representative (Signature): Sun Peipan

THE PARTY B:
Shenyang Haitong House Properties Development Co. Ltd.(Seal)
Authorized representative (Signautre):  Lee Shouzheng

Date: November 8th, 1999


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